SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12-31-2005
FILE NUMBER 811-1540
SERIES NO.: 21


74U.     1.   Number of shares outstanding
              Class A                      17,856
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B                      11,178
              Class C                       4,676
              Clarr R                       1,471
              Institutional Class             382

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $ 12.26
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $ 11.77
              Class C                     $ 11.76
              Class R                     $ 12.15
              Institutional Class         $ 12.33